EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116565 on Form S-3 of our reports dated March 21, 2005, relating to the consolidated financial statements and financial statement schedule of America First Apartment Investors, Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of America First Apartment Investors, Inc. and subsidiaries for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 21, 2005